Exhibit 10.3
SUBSCRIPTION AGREEMENT
Chatham Lodging Trust
50 Cocoanut Row, Suite 200
Palm Beach, Florida 33480
Ladies and Gentlemen:
     The offer and sale of the common shares of beneficial interest, par value $0.01 per share (the “Shares”), of Chatham Lodging Trust, a Maryland real estate investment trust (the “Company”), to the undersigned (the “Investor”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), but rather are being made privately by the Company pursuant to the private placement exemption from the registration requirements provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated thereunder by the Securities and Exchange Commission.
     The information requested in this Subscription Agreement is needed in order to, among other things, ensure compliance with Regulation D and to determine whether an investment in the Company by the Investor is suitable.
     The Investor understands and agrees that, although the Company will use its commercially reasonable efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Company may present this Subscription Agreement and/or the information provided in the answers to such parties as the Company deems advisable.
     The Investor hereby agrees as follows:
I. Irrevocable Subscription for Shares.
     A. The Investor irrevocably subscribes for and agrees to purchase the number of Shares indicated in this Subscription Agreement on the terms provided for herein. The Investor agrees to and understands the terms and conditions upon which the Shares are being offered. The price per Share paid by the Investor shall be the initial public offering price for the common shares in the Company’s underwritten initial public offering of its common shares (the “IPO”). The aggregate purchase price for the Shares purchased by the Investor will be $10,000,000 and the number of Shares purchased by the Investor will be the number obtained by dividing $10,000,000 by the initial public offering price per share for the Shares in the IPO.
     B. The Investor understands and agrees that the Company reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance by the Company, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company. In the event of rejection of the entire subscription, the Investor’s payment hereunder (the “Subscription Amount") will be returned promptly to the Investor along with this Subscription Agreement, and this Subscription Agreement shall have no force or effect.
II. Payment by the Investor.
     Concurrently with the closing of the sale by the Company of common shares in the IPO, the Investor will pay the full purchase price for the number of Shares indicated in this Subscription Agreement.
III. Representations and Covenants of the Investor.
     The Investor understands that the Shares are being sold in reliance upon the exemptions provided in the Securities Act and/or Regulation D thereunder for transactions involving limited offers and sales, and the Investor makes the following representations, declarations and warranties:

     A. The Investor fully understands that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be sold except in accordance with the Securities Act (a) pursuant to a registration statement that has been declared effective under the Securities Act; or (b) pursuant to an available exemption from the registration requirements of the Securities Act. The Investor understands that the registrar and transfer agent for the Shares will not be required to accept for registration or transfer any Shares acquired by the Investor except upon presentation of evidence, satisfactory to the Company and the transfer agent, that the proposed transfer complies with the foregoing. The Investor further understands that any certificates representing Shares acquired by the Investor will bear a legend reflecting the substance of this paragraph.
     B. The Investor has consulted with, as deemed appropriate, his, her or its attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the Investor. The Investor acknowledges that in making a decision to subscribe for the Shares the Investor has relied solely upon the independent investigations made by the Investor. The Investor is aware and acknowledges that the Company has been recently formed and has no operating history. The Investor’s investment in the Shares is consistent with the investment purposes and objectives and cash flow requirements of the Investor and will not adversely affect the Investor’s overall need for diversification and liquidity.
     C. The Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares. The Investor represents and agrees that prior to the Investor’s agreement to purchase the Shares, the Investor and the Investor’s advisor or advisors, if any, have asked such questions, received such answers and obtained such information as the Investor deemed relevant to making an investment in the Shares. The Investor became aware of the offering of the Shares solely by means of direct contact between the Investor and the Company. The Investor did not become aware of, nor were the Shares offered to the Investor by, any other means including, in each case, by any form of general solicitation or general advertising. In making the decision to purchase the Shares, the Investor relied solely on information obtained by the Investor directly from the Company as a result of any inquiries by the Investor.
     D. The Investor has such knowledge and experience in financial and business matters so that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Shares and is able to bear such risks and has obtained, in the Investor’s judgment, sufficient information from the Company or its authorized representative to evaluate the merits and risks of such investment. The Investor has evaluated the risks of investing in the Shares and has determined that the Shares are a suitable investment for the Investor.
     E. The Investor is acquiring the Shares subscribed for herein for its own account and not for the account of others, for investment purposes only and not with a view to distribute or resell such Shares in whole or in part. The Investor was not formed for the specific purpose of acquiring the Shares.
     F. The Investor agrees and is aware that no federal or state agency has passed upon the Shares or made any findings or determination as to the fairness of this investment.
     G. The Investor understands that there is no established market for the Shares and that no public market for the Shares may develop.
     H. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach of or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency or with any agreement or other undertaking to which the Investor is a party or by which the Investor is bound. The signature on this Subscription Agreement is genuine, and the Investor has legal competence and capacity to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.
     I. The Investor represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Investor is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the

President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Investor"). The Investor agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Investor consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Investor as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Investor acknowledges that if, following its investment in the Company, the Company reasonably believes that the Investor is a Prohibited Investor or is otherwise engaged in suspicious activity or refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Investor to transfer the Shares. The Investor further acknowledges that the Investor will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.
     J. The Investor hereby (i) acknowledges that the Company and others will rely upon the Investor’s confirmations, acknowledgments, agreements and binding commitment to purchase Shares, (ii) agrees that the Company is entitled to rely upon this agreement and the terms, representations and warranties hereof; (iii) authorizes the Company to produce this Agreement or a copy hereof to an interested party in any administrative or legal proceeding or official inquiry with respect to the matter covered hereby; and (iv) certifies that the information set forth in the Purchaser Questionnaire attached hereto as Exhibit A and incorporated herein by reference is true and correct.
IV. General
     A. Indemnification. The Investor agrees to indemnify and hold harmless the Company and its trustees, executive officers and each other person, if any, who control or are controlled by the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, from and against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon (a) any false, misleading or incomplete representation, declaration or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor in this Subscription Agreement or (b) any action for securities law violations by the Investor arising out of the foregoing.
     B. Severability. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof, shall be severable.
     C. Binding Effect. This Subscription Agreement shall be binding upon the Investor and the heirs, personal representatives, successors and assigns of the Investor.
     D. Transferability. Neither this Subscription Agreement nor any rights which may accrue to an Investor hereunder may be transferred or assigned.
     E. Acknowledgement. The Investor understands and acknowledges that the Investor is purchasing the Shares from the Company and not any other entity or individual. The Investor is aware and agrees that no entity or individual, other than the Company, made any representations, declarations or warranties to the Investor regarding the Company or its offering of the Shares. The Investor further acknowledges and agrees that no entity or individual, other than the Company, made any offer to sell, or solicited any offer to buy, any of the Shares that the Investor proposes to acquire from the Company hereunder.
     F. Choice of Law. NOTWITHSTANDING THE PLACE WHERE THIS SUBSCRIPTION AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
V. Additional Information and Subsequent Changes in the Foregoing Representations
     The Company may request from the Investor such additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and may request from time to time such information as the Company may deem necessary to determine the eligibility of the Investor to hold the Shares or to enable the Company to determine the Company’s compliance with applicable regulatory requirements or tax status, and the Investor shall provide such information as may reasonably be requested.
     The Investor agrees to notify the Company promptly if there is any change with respect to any of the information, representations or certifications herein or in Exhibit A hereto and to provide the Company with such further information as the Company may reasonably require.
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IN WITNESS WHEREOF, Chatham Lodging Trust has accepted this Subscription Agreement as of the date set forth below.

Chatham Lodging Trust
By:	/s/ Jeffrey H. Fisher
	Name:	Jeffrey H. Fisher
	Title:	Chief Executive Officer

Date: November 3, 2009